EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Agreement, dated effective December 31, 2002, is between North American Technologies Group, Inc., a Delaware corporation (the “Company”), and Avalanche Resources, Ltd., a Texas limited partnership (“Purchaser”).

1.    Sale and Purchase of Securities.    The Company sells and agrees to issue to Purchaser, and Purchaser purchases from the Company, a Convertible Debenture (the “Debenture”) and a Warrant (the “Warrant”) in the form of that previously approved by the parties. The Debenture and the Warrant are referred to collectively as the “Securities.” The purchase price for the Securities is $2,000,000.00 which shall be payable upon the full execution hereof via Purchaser’s check or other means of payment acceptable to the Company.

2.    Other Transactions.

(a)    The Debenture shall be secured by a lien and security interest in all assets of the Company and its subsidiary TieTek, Inc. (“TieTek”) pursuant to a security agreement in the form previously approved by such parties, which the Company and Purchaser (and which the Company shall cause TieTek to execute), as applicable upon full execution of this Agreement.

(b)    At the closing the Company and Purchaser parties shall execute the Registration Rights Agreement in the form previously approved by the parties.

3.    Closing.    The closing of the purchase and sale of the Securities hereunder shall occur on the full execution of this Agreement. At the closing, the Company and Purchaser shall execute all documents and take all other actions as required by this Agreement or as may otherwise be necessary or appropriate to further evidence or effectuate the transaction contemplated hereby.

4.    Representations and Warranties of Purchaser.    Purchaser represents and warrants to the Company as follows:

(a)    Purchaser is a duly organized and validly existing limited partnership in good standing under the laws of Texas with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement and any document to be executed pursuant to this Agreement, and is duly qualified and licensed to do business as a foreign limited partnership in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business.

(b)    The execution of this Agreement and the documents to be executed by Purchaser pursuant to this Agreement and the transactions contemplated thereby have been duly authorized by all required partnership action and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Purchaser is a party or by which Purchaser is bound, and, will not violate the partnership agreement of Purchaser. When duly executed by the parties hereto, this Agreement and each document to be executed by Purchaser pursuant to this Agreement will constitute a valid and legally binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)    Purchaser has such knowledge and experience in business and financial matters such that Purchaser is capable of evaluating the merits and risks of purchasing the Securities. Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act and satisfies the suitability standards identified in this Agreement.

(d)    Purchaser has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment.

(e)    Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Securities. Purchaser has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors described in this Agreement. Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Securities and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested.

(f)    Purchaser has been advised of the availability of and has carefully reviewed a copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 and its Quarterly Report on Form 10-QSB for the three months ended September 30, 2002 (collectively, the “SEC Reports”).

(g)    Purchaser acknowledges that the Securities have not been approved or disapproved by the SEC or any state securities commissions nor has the SEC or any state securities commission passed upon the adequacy, or accuracy of this Agreement or any document to be executed pursuant to this Agreement. Prior to making an investment in the Securities, Purchaser has fully considered, among other things, the business risks discussed in the Company’s SEC Reports.

(h)    Purchaser is acquiring the Securities for Purchaser’s own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others.

5.    Representations and Warranties of the Company.    The Company hereby represents and warrants to Purchaser as follows:

(a)    The Company is a duly organized and validly existing corporation in good standing under the laws of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement and perform its obligations under this Agreement. The Company is duly qualified and licensed to do business as a foreign corporation in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business.

(b)    The execution of this Agreement and the documents to be executed by the Company pursuant to this Agreement and the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated thereby. When duly executed by the parties hereto, this Agreement and each document to be delivered by the Company pursuant to this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)    Upon their issuance, the Securities shall be duly and validly issued, fully paid and nonassessable.

(d)    The Company has timely filed all reports required to be filed with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and has previously advised Purchaser of the availability of true and complete copies of such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the SEC Reports, there has not been any fact, event, circumstance or change affecting or relating to the Company which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company; provided, however, that a material adverse effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

6.    Restrictions on Securities.

(a)    Purchaser acknowledges that: The offering of the Securities (the “Offering”) has not been registered with, or reviewed by, the Securities and Exchange Commission (“SEC”) because the Offering is intended to be a non-public offering and a private placement transaction pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act.

(b)    The Securities are “restricted securities” as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and accordingly may not be offered for sale or sold or otherwise transferred in a transaction which would constitute a sale thereof within the meaning of the Securities Act unless: (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Securities Act and the registration or qualification requirements of applicable state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

(c)    For so long as the foregoing restrictions on transfer are applicable, the Securities (and any shares into which the Debenture is convertible or which may be purchased pursuant to the exercise of the Warrant) and the certificates evidencing the Securities (and such shares) shall bear the following legend, in addition to any other legend required by law or otherwise:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER.”

7.    Survival.    The representations and warranties contained herein shall survive the execution of this Agreement and the closing.

8.    Parties in Interest.    This Agreement, including the representations, warranties and agreements of each party in this Agreement, shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

9.    Attorneys Fees.    The prevailing party in any suit brought to enforce or interpret this Agreement shall be entitled to recover a reasonable attorneys fee and necessary disbursements in addition to any other relief awarded.

10.    Entire Agreement.    This Agreement, and any other documents executed contemporaneously herewith, constitute the entire agreement between the parties, and supersede any prior agreement and understanding, relating to the subject matter of this Agreement. There are no unwritten oral representations, warranties, agreements or understandings between the parties.

11.    Headings.    The headings in this Agreement are for reference purposes only and shall not be considered in any construction or interpretation of this Agreement.

12.    Governing Law.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF TEXAS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

By:	/s/ Henry W. Sullivan
Henry W. Sullivan, President

AVALANCHE RESOURCES, LTD.

By:	AVALANCHE MANAGEMENT CORPORATION, General Partner

By:	/s/ Kevin Maddox
Kevin Maddox, President